================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        LEXINGTON HEALTHCARE GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                             06-1468252
-------------------------------                           ----------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                             1577 New Britain Avenue
                              Farmington, CT 06032
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                         Lexington Employee Stock Option
                         -------------------------------
                            (Full title of the plan)

                              Consulting Agreements
                            ------------------------
                            (Full title of the plan)

                               Retainer Agreement
                            ------------------------
                            (Full title of the plan)

                         Lexington Employee Warrant Plan
                         -------------------------------
                            (Full title of the plan)

                             Harry Dermer, President
                  1577 New Britain Avenue, Farmington, CT 06032
                  ---------------------------------------------
                     (Name and address of agent for service)

                                 (860) 674-2700
          (Telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212)972-1677
================================================================================

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
Title of                                         Proposed                Proposed
Securities                                       Maximum                 Maximum
to be                    Amount to be            Offering Price          Aggregate               Amount of
Registered               Registered              Per Share               Offering Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,            450,000                 $0.56                   $252,000                $ 665.28 (2)
par value $0.01          shares(1)
per share
-----------------------------------------------------------------------------------------------------------------
Common Stock,            770,000                 $0.56                   $431,200                $1,138.37 (4)
par value $0.01          shares(3)
per share
-----------------------------------------------------------------------------------------------------------------
Common Stock,            250,000                 $0.38                   $ 95,000                $  250.80 (6)
par value $0.01          shares(5)
per share
-----------------------------------------------------------------------------------------------------------------
Common Stock,            1,533,200               $0.56                   $858,592                $2,267.68(8)
par value $0.01          shares(7)
per share
-----------------------------------------------------------------------------------------------------------------
TOTAL                    3,003,200                                       $1,636,792              $4,322.13
                         shares
-----------------------------------------------------------------------------------------------------------------

(1) Represents 450,000 shares issuable upon exercise of options granted to certain employees of the Registrant. The options are at an exercise price of 100% of the fair market value of the Registrant at the time the option is granted (other than those options granted to directors and officers which are at an exercise price of 110% of the fair market value of the Registrant at the time the option is granted).

(2) Calculated pursuant to Rule 457(h)(1) under the Securities Act based upon the exercise price for the shares of common stock underlying the options.

(3) Represents 770,000 shares to be issued to certain consultants upon exercise of options granted at $0.56 per share as compensation for services rendered pursuant to their consulting agreement.

(4) Calculated pursuant to Rule 457(h)(1) under the Securities Act based upon the exercise price for the shares of common stock underlying the options.

(5) Common Stock issued to the Registrant's general counsel for legal and consulting services rendered.

(6) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid & asked price as of May 25, 2000.

(7) Represents 1,533,200 shares issuable to certain employees and consultants upon the exercise of warrants granted by the Registrant to such individuals on December 30, 1999 and May 23, 2000 at $0.56 per share.

(8) Calculated pursuant to Rule 457(h)(1) under the Securities Act based upon the exercise price for the shares underlying the warrants.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement in Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Lexington Healthcare Group, Inc., a Delaware corporation, (the "Registrant") covers 3,003,200 shares of the Registrant's common stock, par value $0.01 per share ("Common Stock").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (a)(i) The Registrant's Annual Report on Form 10-K/A for the year ended June 30, 1999 and filed with the U.S. Securities and Exchange Commission on May 24, 2000.

                  (a)(ii) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1999 and filed with the U.S. Securities and Exchange Commission on September 28, 1999.

                  (b)(i) The Registrant's Quarterly Report on Form 10-Q for the nine months ended March 31, 2000.

                  (b)(ii) The Registrant's Quarterly Report on Form 10-Q/A for the six months ended December 31, 1999.

                  (b)(iii) The Registrant's Quarterly Report on Form 10-Q for
                           the six months ended December 31, 1999;

                  (b)(iv) The Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 1999.

                  (c) The registration statement on Form 8-A dated March 19, 1997 for registration of certain classes of securities pursuant to Section 12 of the Exchange Act. The current description of the Registrant's common stock is contained in the registration statement on Form S-1 as filed on February 25, 1997.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law (the "DGCL"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. The DGCL also provides that indemnification is not exclusive, and a corporation may make any other or further indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, however no indemnification shall be made in respect of any claim which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. However, according to the certificate of incorporation a director will be liable (i) for breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit No.       Description
-----------       -----------

4.1               Specimen Common Stock Certificate
5.1 * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.1              * Consent of DiSanto Bertoline & Company, P.C.
23.2              * Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
24                * Powers of Attorney (included on p. II-4 of this Registration
                  Statement).

-------------
* Filed herewith.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Farmington, CT on the 30th day of May, 2000.


                                             LEXINGTON HEALTHCARE GROUP, INC.


                                             By: /s/ Harry Dermer
                                                 -------------------------------
                                                 Harry Dermer, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of May, 2000.

      Signature                                Title
      ---------                                -----

/s/ Jack Friedler                     Chief Executive Officer
-------------------------             Chairman of the Board and Director
Jack Friedler

/s/ Harry Dermer                      President and Director
-------------------------
Harry Dermer

/s/ Thomas E. Dybick                  Chief Financial Officer
-------------------------
Thomas E. Dybick

/s/ Mary Archambault                  Executive Vice President and Secretary
-------------------------
Mary Archambault

/s/ Gary Coltek                       Director
-------------------------
Gary Coltek

/s/ Dov Berkowitz                     Director
-------------------------
Dov Berkowitz, MD

/s/ Lawrence W. Fusco                 Controller
-------------------------
Lawrence W. Fusco

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Dermer, his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 30th day of May, 2000.

      Signature                                  Title
      ---------                                  -----

/s/ Jack Friedler                     Chief Executive Officer
-------------------------             Chairman of the Board and Director
Jack Friedler

/s/ Harry Dermer                      President and Director
-------------------------
Harry Dermer

/s/ Thomas E. Dybick                  Chief Financial Officer
-------------------------
Thomas E. Dybick

/s/ Mary Archambault                  Executive Vice President and Secretary
-------------------------
Mary Archambault

/s/ Gary Coltek                       Director
-------------------------
Gary Coltek

/s/ Dov Berkowitz                     Director
-------------------------
Dov Berkowitz, MD

/s/ Lawrence W. Fusco                 Controller
-------------------------
Lawrence W. Fusco

                                  EXHIBIT INDEX

Index and Description of Exhibits.

Exhibit No.       Description
-----------       -----------

4.1               Specimen Common Stock Certificate
5.1 * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.1              * Consent of DiSanto Bertoline & Company, P.C.
23.2              * Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
24                * Powers of Attorney (included on p. II-4 of this Registration
                  Statement).

-------------
* Filed herewith.